The portion of this Exhibit 10.16 marked “******” has been omitted and confidentially filed with the Securities and Exchange Commission pursuant to Rule 24b-2 promulgated under the Securities Exchange Act of 1934, as amended.

AGREEMENT TO ACQUIRE AND CHARTER

THIS AGREEMENT TO ACQUIRE AND CHARTER (this “Agreement”) is made as of the 22nd day of February, 2012 by and among WATERMAN STEAMSHIP CORPORATION, a corporation organized under the laws of the State of New York, with offices at 11 North Water St., Suite 18290, Mobile, Alabama 36602 (hereinafter, “Waterman”), WELLS FARGO BANK NORTHWEST, NATIONAL ASSOCIATION (the “Trust Company”), a national banking association organized under the laws of the United States of America, with offices at 299 South Main Street, 12th Floor, Salt Lake City, Utah 84111, not in its individual capacity, but solely as the Trustee of The Green Bay Vessel Trust (hereinafter, together with its successors and assigns, the “Purchaser”), REGIONS EQUIPMENT FINANCE, LTD., a limited partnership organized under the laws of the State of Alabama, with offices at 1900 5th Avenue North, Suite 2400, Birmingham, Alabama, 35203 (“REFL”), INTERNATIONAL SHIPHOLDING CORPORATION, a corporation organized under the laws of Delaware, with offices at 11 North Water St., Suite 18290, Mobile, Alabama 36602 (hereinafter, the “Guarantor”), and GULF SOUTH SHIPPING PTE. LTD., a corporation organized under the laws of Singapore, with offices at 11 Keppel Road, #11-01 RCL Centre, Singapore, Singapore 089057 (hereinafter, the “Gulf South”).

RECITALS

WHEREAS, Waterman and Guarantor have requested that REFL enter into a sale/leaseback transaction with Waterman involving the M/V GREEN BAY, a 199.99 m, U.S.-flag, RO-RO, pure car/truck carrier, U.S. Official Number 1204654 (the “Vessel”) the proceeds of which will be used by Waterman and Guarantor: (a) to retire certain existing indebtedness of Waterman to Regions Bank secured by a preferred ship mortgage bearing against the Vessel, (b) to retire certain indebtedness of Gulf South to Regions Bank secured by a statutory mortgage bearing against the M/V BALI SEA, Official No. 386602, IMO No. 8106068, and M/V BANDA SEA, Official No. 386603, IMO No. 8106056, each a Singapore-flagged RO-RO cargo vessel owned by Gulf South (together, the “Affiliate Vessels”), and (c) to provide working capital to Guarantor; and

WHEREAS, as of the date hereof, REFL is the sole owner participant in and beneficiary of The Green Bay Vessel Trust (the “Trust”) and has agreed to cause Purchaser (the Trust Company acting not in its individual capacity, but solely as the Trustee of the Trust) to acquire the Vessel from Waterman for a purchase price (the “Purchase Price”) of FIFTY-NINE MILLION AND NO/100 U.S. Dollars ($59,000,000.00), and to lease back the Vessel to Waterman pursuant to the terms of a Bareboat Charter Agreement between the Purchaser and Waterman substantially in the form of Exhibit A attached hereto (the “Bareboat Charter”), all subject, however, to the terms and conditions of this Agreement and the other Charter Documents; and

WHEREAS, as Guarantor is the direct parent of Waterman and the indirect parent of Gulf South, the sale/leaseback of the Vessel will provide substantial direct and indirect business and financial benefits to Guarantor, so to induce Purchaser and REFL to enter into the transaction, Guarantor has agreed to guarantee all existing and future obligations, liabilities and indebtedness of Waterman to Purchaser and/or to REFL and any additional Person who hereafter becomes an owner participant in and beneficiary of the Trust (such Persons, including REFL, hereinafter the “Participants”) arising under the Bareboat Charter and related Charter Documents, pursuant to the terms of a Guaranty Agreement substantially in the form of Exhibit B attached hereto (the “Guaranty”); and

WHEREAS, as Gulf South is an Affiliate of Waterman, and as certain indebtedness of Gulf South to Regions Bank will be retired with the proceeds of the sale/leaseback transaction, the sale/leaseback of the Vessel will provide substantial direct and indirect business and financial benefits to Gulf South, so to induce Purchaser and the Participants to enter into the transaction, Gulf South has agreed to grant a statutory mortgage and security interest against the Affiliate Vessels in favor of Purchaser, as Trustee of the Trust, as security for all existing and future obligations, liabilities and indebtedness of Waterman to Purchaser and Participants arising under the Bareboat Charter and related Charter Documents, pursuant to the terms of statutory mortgages substantially in the form of Exhibit C attached hereto (the “Affiliate Mortgages”).

NOW THEREFORE, in consideration of the premises and the mutual covenants set forth below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1. Sale, Purchase and Charter of Vessel.  Subject to the terms and conditions of this Agreement, Waterman agrees to sell the Vessel to Purchaser, and Purchaser, not in its individual capacity, but solely as the Trustee of the Trust, agrees to purchase the Vessel from Waterman for the Purchase Price.  In connection with the sale, Waterman shall also transfer and assign to Purchaser, as Trustee, all claims and rights, if any, that Waterman may have under any warranties and guarantees with respect to the Vessel and its machinery and appurtenances issued by the prior owner or the builder of the Vessel or any manufacturer, supplier, vendor of any machinery, equipment or materials installed therein (the “Ancillary Vessel Rights”). The sale will be with the benefit of all warranties, but subject to the disclaimers, provided below.  Following the purchase of the Vessel by Purchaser, Purchaser agrees, in its capacity as the Trustee of the Trust, to let and demise the Vessel to Waterman, and Waterman agrees to hire and charter the Vessel from Purchaser, under the terms of the Bareboat Charter.

2. Conditions Precedent to the Obligations of Purchaser and Participants.  Neither Purchaser nor any Participant shall have any obligations to purchase the Vessel or to enter into the Bareboat Charter until each of the following conditions is satisfied or waived in writing by Purchaser:

(a)
Certificates of Authority and Incumbency.  Purchaser and Participants have received Certificates of Authority and Incumbency with respect to Waterman, Guarantor and Gulf South, each respectively executed by the secretary, assistant secretary, director or another authorized officer of such Person, and each certifying the names of the officers or directors of such Person who have been authorized to sign this Agreement, the Bareboat Charter, the Affiliate Mortgages and/or each of the other Charter Documents to which such Person is or is to be a party together with specimen signatures of such officers, which such Certificates shall have appended thereto copies of the resolutions of the board of directors of such Person, duly adopted and in force, authorizing the execution and delivery of the Charter Documents, as well as the performance of the obligations stated therein, as applicable;

(b)
Governmental Certificates.  Purchaser and Participants have received certificates of the appropriate government officials of the state or country of incorporation or organization of Waterman, Guarantor and Gulf South as to the corporate existence and good standing of such Persons, dated within sixty (60) days prior to the Closing Date;

(c)
Satisfactory Lien Searches.  Purchaser and Participants have received search results of abstracts of title, UCC filings, judgment liens, tax liens and pending litigation with respect to the Vessel, the Affiliate Vessels, Waterman and Gulf South, in form and substance satisfactory to Purchaser and Participants, which show that Purchaser will acquire on the Closing Date, in its capacity as the Trustee of the Trust, (i) good and merchantable title to the Vessel free and clear of all Liens (other than Permitted Maritime Liens), and (ii) a first statutory mortgage lien and security interest in the Affiliate Vessels;

(d)
Surveys and Appraisals.  Purchaser and Participants have received (i) condition and valuation surveys of the Vessel and the Affiliate Vessels acceptable to Participants conducted by an independent marine surveyor and appraiser selected by Participants and reasonably acceptable to Waterman and Guarantor which shall respectively attest to the satisfactory condition of the Vessel and the Affiliate Vessels, state the fair market value, orderly liquidation value and the economic useful life of the Vessel and of the Affiliate Vessels as of the Closing Date, and establish a fair market value of the Vessel of not less than the Capitalized Owner’s Cost of the Vessel to be stated in the Bareboat Charter, and (ii) an on-charter survey of the Vessel conducted in accordance with the terms of the Bareboat Charter; provided, however, that if the Vessel is at sea and not available for an on-charter survey, the Participants may elect to defer the on-charter survey until the date, time and place of the special classification survey of the Vessel in 2012 (and Waterman agrees to provide notice to and to cooperate with Participants in the scheduling of such survey);

(e)
Material Adverse Change.  As determined by Participants, there shall have been no material adverse change in the business, condition (financial or otherwise), operations or properties of Waterman, Guarantor or Gulf South from the date of the most recent financial statements submitted by such Person to Purchaser and Participants prior to credit approval;

(f)
Warranty Bill of Sale.  Purchaser has received a valid, complete and fully executed Warranty Bill of Sale, executed by Waterman in form and substance satisfactory to Purchaser and the Participants, which instrument shall convey to Purchaser, in its capacity as Trustee of the Trust, good, merchantable title to the Vessel and the Ancillary Vessel Rights (if any such rights exist), free and clear of any Liens and with the benefit of all warranties provided herein;

(g)
Coast Guard Bill of Sale.  Purchaser has received a valid, complete and fully executed CG-1340, Bill of Sale, executed by Waterman and presented in original and recordable form, and in a form satisfactory to Purchaser and Participants, together with such additional documents as may be necessary to provide Purchaser, in its capacity as Trustee of the Trust with good, merchantable title to the Vessel, free and clear of any Liens;

(h)
Certification of Citizenship, etc. by Waterman.  Purchaser has received a Certification executed by an authorized officer of Waterman containing a certification of Waterman’s status as a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916 (46 U.S. Code §50501), a certification concerning the existence of the Charter and such additional certifications as may be required from Waterman to document the vessel in the name of Purchaser under U.S.-flag with a registry endorsement pursuant to Chapters 121 and 531, of Title 46, U.S. Code, all in a form acceptable to Purchaser and United States Coast Guard, National Vessel Documentation Center (“NVDC”);

(i)
Operational Certificates.  Purchaser and Participants have received true and correct copies of each of the following certificates (collectively, “Operational Certificates”): (i) a copy of the current Certificate of Documentation for the Vessel, issued by the NVDC, in the name of Waterman and endorsed for registry; (b) the Tonnage Certificate issued by the American Bureau of Shipping or other authorized classification society with respect to the Vessel; (iii) a Confirmation of Class Certificate issued by the American Bureau of Shipping or other applicable classification society showing the Vessel as in class with respect to all applicable classes, without exception, together with copies of the current classification certificates issued with respect to the Vessel; (iv) if the Vessel is an inspected vessel, or subject to load line regulations on the Closing Date, a copy of the current Certificate of Inspection and/or Load Line Certificate, and such certificates shall be in full force and effect, without exception; (v) the Certificate of Financial Responsibility with respect to the Vessel; and (vi) the Safety Management Certificate with respect to Waterman and/or the Vessel issued pursuant to the International Safety Management Code and the International Ship Security Certificate with respect to the Vessel issued pursuant to International Ship and Port Facility Security Code, as such codes have been adopted by the International Maritime Organization;

(j)	Bareboat Charter. Purchaser has received the Bareboat Charter duly executed by Waterman in substantially the form of Exhibit A;

(k)
Charter Assignment and Security Agreement; Notice.  Purchaser has received (i) the Charter Assignment and Security Agreement, duly executed by Waterman in form and substance satisfactory to Purchaser and Participants, pursuant to which Waterman will collaterally assign to Purchaser, in its capacity as Trustee of the Trust, and grant a security interest in favor of Purchaser in, all of its right, title and interest in and to the Approved Time Charter of the Vessel, together with the other Assigned Property to be described therein, and (ii) the Notice and Acknowledgement of Collateral Assignment to be issued pursuant thereto duly executed by Waterman and ******, the time charterer under the Approved Time Charter, pursuant to which, among other acknowledgments and undertakings, ****** will subordinate all of its right, title and interest in and to the Vessel under the Time Charter to the interests of the Purchaser under the Bareboat Charter;

(l)
Delivery and Acceptance Certificate.  Purchaser has received a Delivery and Acceptance Certificate, in form and substance satisfactory to Purchaser and the Participants, duly executed by Waterman, which such certificate unconditionally accepts the Vessel under the Charter and irrevocably authorizes the Purchaser to disburse the Purchase Price as provided in the first recital on page one of this Agreement and to fund the Security Deposit required under the Charter;

(m)	Guaranty. Purchaser has received the Guaranty duly executed by Guarantor in substantially the form of Exhibit B;

(n)
Affiliate Mortgages.  Purchaser has received the Affiliate Mortgages duly executed by Gulf South, in form and substance satisfactory to Purchaser and the Participants, and sufficient for registration as statutory mortgages with the Singapore Registry of Ships;

(o)
Insurance.  Purchaser has received (i) the initial report of Marsh Ltd., the insurance broker of Waterman and Gulf South, evidencing the placement of all insurance coverage on the Vessel required under Section 14 of the Bareboat Charter, and on the Affiliate Vessels required under Clause 7.22 of Affiliate Mortgages, and meeting the other requirements of those provisions, and (ii) the letter of undertaking of Marsh Ltd. required under Section 14 of the Bareboat Charter and Clause 7.22 of the Affiliate Mortgages, each in form and substance satisfactory to Purchaser and Participants;

(p)
Assignments of Insurances.  Purchaser has received Assignments of Insurances, duly executed by Waterman and Gulf South, and Notices of Assignment, duly executed by Marsh, Ltd., all in form and substance satisfactory to Purchaser and Participants, pursuant to which Waterman and Gulf South will collaterally assign to Purchaser and grant a security interest in favor of Purchaser in, in its capacity as Trustee of the Trust, all of their respective right, title and interest in and to all policies and contracts of insurance, including, without limitation, all entries in any protection and indemnity or war risks association or club, which are from time to time taken out in respect of the Vessel and the Affiliate Vessels, their hull, machinery, freight, disbursements, profits or otherwise, and all the benefits thereof, including, without limitation, all claims of whatsoever nature arising under such policies, as well as all amounts due from underwriters under any such insurance whether as payment of losses, or as return premiums, or otherwise, and all proceeds of any of the foregoing;

(q)
Subordination of Interests in Affiliate Vessels.  Purchaser has received a Subordination Agreement, duly executed by CG Railway, Inc., an Affiliate of Waterman and the direct subsidiary of Guarantor, in form and substance satisfactory to Purchaser and Participants, pursuant to which CG Railway, as the charterer of the Affiliate Vessels, will subordinate all of its right, title and interest in and to the Affiliate Vessels arising under or in connection with the charter of those vessels, including lien rights, to the lien and security interest of Purchaser arising under the Affiliate Mortgages;

(r)
MARAD Approval.  Purchaser has received written approval of the United States Maritime Administration (“MARAD”) to the sale of the Vessel by Waterman to Purchaser, and to the charter or lease-back of the Vessel to Waterman, under the terms of this Agreement and the Charter;

(s)
Continuing Defaults.  No event shall have occurred and be continuing that would constitute a “Default” or an “Event of Default” by Waterman, Guarantor or Gulf South under the terms of this Agreement or any other Charter Document, or under any other agreement between any such Person and any Participant or its Affiliates;

(t)
Representations and Warranties.  The representations and warranties of Waterman, Guarantor and Gulf South set forth in Sections 4 and 9 of this Agreement are true and correct in all material respects on the Closing Date;

(u)
Commitment to Purchase of Participation.  REFL has advised Purchaser that RBS Asset Finance, Inc. has issued to REFL an irrevocable and unconditional commitment to purchase a 49% participation in the beneficial interest of REFL in the Trust and the Trust Estate, and has furnished to REFL and Purchaser such documents, if any, that may be necessary to obtain the approval referenced in subsection (r) of this Section, or to document the Vessel in the name of the Trustee with the NVDC; and

(v)
Additional Documents.  Waterman, Guarantor and/or Gulf South shall have executed and delivered to Purchaser such additional documents as may be deemed necessary by Purchaser to protect its interests, each such document to be, if required under applicable law, in recordable form.

3. Time and Place of Closing.  Subject to the conditions of Section 2 of this Agreement, the closing of the purchase and sale of the Vessel, and of the charter of the Vessel to Waterman, shall occur on or after the date hereof on a date that is mutually acceptable to the parties to this Agreement (the “Closing Date”), but in no event shall the Closing Date be later than February 28, 2012.  The closing shall take place on the Closing Date at the offices of REFL or at such other place as the parties to this Agreement may agree.

4. Representations and Warranties.  Waterman, Guarantor and Gulf South jointly and severally represent and warrant to Purchaser and Participants, effective as of the date hereof and as of the Closing Date (which representations and warranties shall survive the Closing Date or the termination of this Agreement), that:

(a)
Corporate or Juridical Existence.  Each of Waterman, Guarantor and Gulf South (a) is a corporation duly organized, validly existing, and in good standing under the laws of its respective jurisdiction of incorporation, organization or formation; (b) has all requisite power and authority to own its assets and carry on its business as now being or as proposed to be conducted; and (c) is qualified to do business in all jurisdictions in which the nature of its business makes such qualification necessary and where failure to so qualify would have a material adverse effect on its business, condition (financial or otherwise), operations, prospects, or properties.  The names of Waterman and Gulf South stated in the preamble of this Agreement are the correct legal names of such Person, and neither Waterman nor Gulf South has operated under any other legal name within the last five (5) years.

(b)
Due Authorization; Power.  The execution, delivery, and performance of this Agreement and the other Charter Documents to which Waterman, Guarantor or Gulf South is or may become a party has been duly authorized by all requisite action on the part of such Person, and its directors and, if required under the organizational or corporate governance documents of such Person, its shareholders.  Each of Waterman, Guarantor and Gulf South has the corporate power and authority to execute, deliver, and perform its obligations under this Agreement and the other Charter Documents to which it is or may become a party.

(c)
No Conflicts.  The execution, delivery, and performance of this Agreement and the other Charter Documents to which Waterman, Guarantor or Gulf South is or may become a party does not and will not violate or conflict with the articles or certificate of incorporation, or the by-laws or other organizational or corporate governance documents of any such Person, or any law, rule, or regulation, or any order, writ, injunction, or decree of any court, governmental authority, or arbitrator, and does not and will not conflict with, result in a breach of, or constitute a default under, or result in the creation or imposition of any Lien upon any of the revenues or assets of any such Person pursuant to the provisions of any indenture, mortgage, deed of trust, security agreement, franchise, permit, license, or other instrument or agreement by which any such Person, or any of its properties, is bound, including, without limitation, that certain Maritime Security Program Operating Agreement, Agreement No. MA/MSP-104, dated February 1, 2005, between Waterman and the United States of America, represented by the Secretary of Transportation acting through the Maritime Administrator, as amended (the “MSP Contract”).

(d)
Citizenship.  Each of Waterman and Guarantor is a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916 (46 U.S. Code §50501). Gulf South is a person qualified to own a Singapore ship within the meaning of the Merchant Shipping Act of the Republic of Singapore and by virtue of that status is eligible to own and register vessels, including the Affiliate Vessels, under the flag of Singapore.

(e)
Financial Statements.  All financial statements that have been delivered by Waterman, Guarantor and Gulf South to Participants are true and correct, have been prepared in accordance with GAAP, and fairly and accurately present the financial condition of such Persons as of the respective dates, and the results of operations for the respective periods, indicated therein.  Neither Waterman, nor Guarantor nor Gulf South have any material contingent liabilities, liabilities for taxes, material forward or long-term commitments, or unrealized or anticipated losses from any unfavorable commitments not reflected in such financial statements.  There has been no material adverse change in the business, condition (financial or otherwise), operations or properties of Waterman, Guarantor or Gulf South since the effective date of such financial statements.

(f)
Litigation and Judgments.  There is no action, suit, investigation, or proceeding before or by any court, governmental authority or arbitrator pending, or to the knowledge of Waterman, Guarantor or Gulf South, threatened against or affecting any such Person, that would, if adversely determined, cause the transactions contemplated under this Agreement and the Charter Documents to be set aside or enjoined, or which would otherwise prevent the completion and consummation of any such transactions, or the ability of any such Person to perform its obligations under the Charter Documents.

(g)
Enforceability.  This Agreement constitutes, and the Bareboat Charter and other Charter Documents to which Waterman, Guarantor or Gulf South is a party, when delivered, shall constitute legal, valid, and binding obligations of such Person, enforceable against such Person in accordance with their respective terms, except as limited by bankruptcy, insolvency, or other laws of general application relating to the enforcement of creditor’s rights.

(h)
Approvals.  No authorization, approval, or consent of, and no filing or registration with, any court, governmental authority, or third party is or will be necessary for the execution, delivery, or performance by Waterman, Guarantor or Gulf South of this Agreement and the other Charter Documents to which any such Person is or may become a party or the validity or enforceability thereof (other than the filing of the CG-1340, Bill of Sale, of the Vessel with the NVDC and the registration of the Affiliate Mortgages with the Singapore Ship Registry).  Without limiting the foregoing, other that the approval of the sale/leaseback transaction by MARAD, Waterman, Guarantor and Gulf South jointly and severally represent and warrant that no prior authorization, approval, or consent of, and no filing or registration with the Department of Transportation, the Department of Defense, or any other agency of the United States government is required under the terms of the MSP Contract or under applicable law for the consummation of the sale/leaseback transaction contemplated under this Agreement and the other Charter Documents on account of the enrollment of the Vessel in the Maritime Security Fleet established under Chapter 531 of Title 46, United States Code.

(i)
Disclosure.  No statement, information, report, representation, or warranty made by Waterman, Guarantor or Gulf South in this Agreement or in any Charter Document or furnished to Purchaser in connection with this Agreement or any of the transactions contemplated hereby contains any untrue statement of a material fact or omits to state any material fact necessary to make the statements herein or therein not misleading.  There is no matter known to either Waterman, Guarantor or Gulf South which has a material adverse effect, or which might in the future have a material adverse effect, on the business, condition (financial or otherwise), operations or properties of any such Person that has not been disclosed in writing to Participants.

(j)
Agreements.  Neither Waterman, nor Guarantor, nor Gulf South is a party to any indenture, loan, or credit agreement, or to any lease or other agreement or instrument, or subject to any charter or other organizational restriction which could have a material adverse effect on the business, condition (financial or otherwise), operations or properties of any such Person, or the ability of any such Person to pay and perform its obligations under the Charter Documents.  Neither Waterman, nor Guarantor, nor Gulf South is in default in any respect in the performance, observance, or fulfillment of any of the obligations, covenants, or conditions contained in any agreement or instrument material to its business, including without limitation, the MSP Contract.

(k)
Compliance with Laws.  Neither Waterman, nor Guarantor, nor Gulf South is in violation in any material respect of any law, rule, regulation, order, or decree of any court, governmental authority, or arbitrator.  Without limiting the foregoing, Gulf South and the Affiliate Vessels are in compliance, in all material respects, with all laws, rules, regulations, orders, or decrees of all governmental authorities of the Republic of Singapore applicable to Gulf South, as a corporation organized under the laws of Singapore, or to the Affiliate Vessels, including with respect to the Affiliate Vessels, all applicable load line regulations, inspection or financial responsibility regulations, and the ISM and ISPS Codes.

(l)
MSP Contract.  The MSP Contract is in full force and effect, and no event has occurred that with the passage of time and the failure of Waterman to cure would become an event of default under that agreement.  Following the consummation of the sale/leaseback of the Vessel, the MSP Contract will continue in force and the Vessel shall remain eligible for enrollment in such program, subject to the compliance of the Trust with the requirements of 46 U.S.C. §53102(c).

(m)
Title to Vessel, Condition, etc.  Waterman has good and merchantable title to the Vessel, and the Vessel and whatever Ancillary Vessel Rights may exist (if and to the extent that Waterman holds any Ancillary Vessel Rights) are being be conveyed by Waterman to Purchaser, in its capacity as Trustee of the Trust, free and clear of all mortgages, liens, security interests, attachments, purchase options and other adverse claims or encumbrances whatsoever other than Permitted Maritime Liens and Liens which will be satisfied with the proceeds of the sale/leaseback transaction contemplated herein.  The Vessel is currently in class for each of the A-1 Vehicle Carrier, AMS and ACCU classifications issued by the American Bureau of Shipping with no outstanding requirements, recommendations or citations, and the Vessel and her appurtenances are in good condition, running order and repair, and in every respect seaworthy.  The Vessel is in compliance with all United States laws, treaties, conventions, rules, and regulations to which the Vessel is currently subject in all material respects. Gulf South has good and merchantable title to the Affiliate Vessels, free and clear of all mortgages, liens, security interests, attachments, purchase options and other adverse claims or encumbrances whatsoever other than the existing statutory mortgages in favor of Regions Bank which will be satisfied with the proceeds of the sale/leaseback transaction contemplated herein.

(n)	Use of Proceeds. The proceeds of the sale/leaseback of the Vessel will be applied exclusively as provided in the first recital on page one of this Agreement.

5. Citizenship of Purchaser.  The Trustee is a citizen of the United States within the meaning of Section 2 of the Shipping Act of 1916 (46 U.S. Code §50501). The Trust is a “documentation citizen” within the meaning of 46 U.S.C. §12103, and eligible, as Purchaser, to document the Vessel in its name with a registry endorsement under 46 U.S.C. §12103(b)(2) and 46 U.S.C. §12111(a).

6. Termination.  This Agreement may be terminated by Purchaser if, on the Closing Date, any condition set forth in Section 2 has not been satisfied.  This Agreement will terminate automatically without any action by Purchaser or Participants (a) if all conditions set forth in Section 2 have not been satisfied, as determined by Participants, and the purchase and sale of the Vessel has not occurred prior to 5 p.m. Central Standard Time on February 28, 2012, or (b) in the event that the Vessel becomes an actual or constructive total loss, prior to the closing. Should the Vessel sustain any material damage (short of an actual total loss) prior to the closing as determined by the Participants, Purchaser and the Participants may terminate this Agreement by written notice to Waterman and Guarantor, and this Agreement shall become null and void and be of no further force and effect.  In the event of the termination of this Agreement pursuant to this Section, neither Purchaser nor any Participant shall have any further obligation to Waterman, Guarantor or Gulf South under this Agreement or any other Charter Document or otherwise to purchase and charter the Vessel.

7. Expenses of Purchaser.  Waterman, Guarantor and Gulf South jointly and severally agree to pay Purchaser and Participants, on demand, whether or not the Vessel is purchased and chartered: (a) all costs and expenses incurred by Purchaser and/or Participants in connection with the preparation, negotiation, and execution of this Agreement and the other Charter Documents, including, without limitation, all Attorneys’ Fees incurred by Purchaser or Participants, and (ii) all other costs and expenses incurred by Purchaser or Participants in connection with this Agreement or any other Charter Document, including, without limitation, all costs, expenses, taxes, assessments, filing fees, and other charges levied by an governmental authority or otherwise payable in respect of this Agreement or any other Charter Document or in obtaining any title insurance policy, survey, audit, or appraisal in respect of the Vessel or the Affiliate Vessels.

8. Notices.  All demands, notices, and other communications under this Agreement shall be in writing and shall either be personally delivered or deposited with a reputable commercial courier or express delivery service, or with the United States Postal Service, certified mail, first class postage prepaid, return receipt requested, addressed as follows:

Addresses for Notices:

Waterman or Guarantor:
Waterman Steamship Corporation
International Shipholding Corporation
11 North Water St., Suite 18290
Mobile, Alabama 36602
Facsimile: (251) 706-0756
Attention: Chief Financial Officer

Gulf South:
Gulf South Shipping Pte. Ltd.
11 Keppel Road
#11-01 RCL Centre
Singapore, Singapore 089057
Facsimile: ___________________
Attention:  ___________________

Trustee:
Wells Fargo Bank Northwest, National Association
299 South Main Street, 12th Floor
Salt Lake City, Utah 84111
MAC: U1228-120
Facsimile: (801) 246-5053
Attention: David Wall

REFL:
Regions Equipment Finance, Ltd.
1900 5th Avenue North, Suite 2400
Birmingham, Alabama, 35203
Facsimile: (205) 264-4763
Attention: Manager – Equipment Finance Operations

or at such other addresses as may hereafter be furnished in writing by either party to the other.  Any such notice shall be effective upon receipt or by refusal of the recipient at the applicable address for notice provided herein.  Demands, notices and other communications may also be transmitted by facsimile provided that a hard copy of such transmittal is deposited with a reputable commercial courier or express service for overnight delivery at the applicable address for notices within one (1) Business Day following such transmittal.  Any demand, notice, or other communication so transmitted by facsimile shall be deemed to have been duly given upon receipt by the sender of an electronic answer-back.

9. USA PATRIOT and Bank Secrecy Act Information.  In addition to the warranties of Section 4, Waterman, Guarantor and Gulf South jointly and severally represent and warrant to Purchaser and Participants, effective as of the date hereof and as of the Closing Date (which representations and warranties shall survive the Closing Date or the termination of this Agreement), and further covenant and agree that:

(a)
All of the written information that Waterman, Guarantor and Gulf South have provided to Purchaser and Participants with respect to themselves and their respective Affiliates or otherwise in connection with the transaction contemplated by this Agreement was true, correct and complete at the time it was given.

(b)
Waterman, Guarantor and Gulf South shall from time to time furnish any information deemed necessary by the anti-money laundering officers of Purchaser and Participants in their sole discretion (other than information that (i) Waterman, Guarantor or Gulf South do not possess, (ii) is confidential, or (iii) Waterman, Guarantor and Gulf South are under an obligation not to disclose) to comply with the USA PATRIOT Act, Federal law requirements that all financial institutions obtain, verify and record information regarding customers pursuant to 31 CFR Part 103.121, the anti-money laundering programs of Purchaser and Participants and similar or related responsibilities.  All of such information shall be true, correct and complete at the time provided.

(c)
Each of Waterman, Guarantor and Gulf South are entering into this Agreement, the Charter Documents, and the sale/leaseback transaction contemplated hereby and by the other Charter Documents solely for its own account, risk and beneficial interest, and not for the account or beneficial interest of any other Person.

(d)
To the knowledge of Waterman, Guarantor and Gulf South, without investigation, neither Waterman, nor Guarantor, nor Gulf South, nor any Affiliate of any such Person, (i) is a Person identified on any Office of Foreign Assets Control (“OFAC”) “watch list”, including, without limitation, the list of Specially Designated Nationals and Blocked Persons issued by OFAC; (ii) is a Person identified on any Federal Bureau of Investigation “watch list” or Bureau of Industry and Security list of unverified Persons or denied Persons (or are affiliated in any way with any such Persons); (iii) is a shell bank or an offshore bank; or (iv) is a Persons resident in, or whose funds are transferred from or through, or who have operations in, any jurisdiction identified as non-cooperative by the Financial Action Task Force (the “FATF”) or sanctioned by the OFAC.

10. Capitalized Terms.  Capitalized terms used but not otherwise defined herein shall have the meanings assigned in the form of Bareboat Charter Agreement attached hereto as Exhibit A.

11. Successors and Assigns.  This Agreement is binding upon and shall inure to the benefit of the parties and their respective successors and assigns, except that neither Waterman, nor Guarantor nor Gulf South may assign or transfer any of their respective rights or obligations under this Agreement without the prior written consent of Participants.

12. Limitation of Liability of Trust Company. It is understood and agreed that the Trust Company, by executing this Agreement as “Purchaser”, is entering into this Agreement solely in its capacity as Trustee under the Trust and that all of the representations, warranties, undertakings and agreements of, by and for the purpose of binding Purchaser are not the responsibility of the Trust Company individually but are intended solely for the purpose of binding the Trust and that the Trust Company shall not be liable or accountable in its individual capacity in any circumstances whatsoever except as otherwise expressly provided in this Agreement or in the Trust Agreement.  It is further agreed that all Persons having any claims against the Purchaser as a result of this Agreement or transactions contemplated hereby shall look solely to the Trust Estate for satisfaction thereof.  It is also understood and agreed that, absent written instructions from the Participants pursuant to the Trust Agreement, the Trust Company acting in its capacity as Trustee under the Trust shall not be under any obligation to exercise any of the permissive rights or powers granted to Purchaser under this Agreement.

13. ENTIRE AGREEMENT; AMENDMENT.  THIS AGREEMENT AND THE OTHER CHARTER DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, PROPOSALS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO.  THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.  No waiver or modification by a party of any of the terms or conditions of this Agreement shall be effective unless in writing and signed by an officer of such party.

14. Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

15. Applicable Law; Venue.  This Agreement shall be governed by and construed in accordance with the laws of the United States of America, to the extent applicable, and otherwise in accordance with the laws of the State of New York without consideration of its rules regarding conflicts of laws.

16. WAIVER OF JURY TRIAL.  TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, WATERMAN, GUARANTOR AND GULF SOUTH HEREBY IRREVOCABLY AND EXPRESSLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING, OR COUNTERCLAIM (WHETHER BASED UPON CONTRACT, TORT, OR OTHERWISE) ARISING OUT OF OR RELATING TO ANY OF THE CHARTER DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED THEREBY OR THE ACTIONS OF PURCHASER OR ANY PARTICIPANT IN THE NEGOTIATION, ADMINISTRATION, OR ENFORCEMENT THEREOF.

[Signature Page Follows]

{N2493075.1}

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement to be effective as of the day and year first above written.

Seller/Charterer:                                                                           Purchaser:
WATERMAN STEAMSHIP CORPORATION                                                                                                WELLS FARGO BANK NORTHWEST,
NATIONAL ASSOCIATION, as Trustee of
The Green Bay Vessel Trust

By:           /s/ D. B. Drake                                                                By:           /s/ Jon Croasmun
Name:                      D. B. Drake                                                                Name:           Jon Croasmun
Title:           Vice President and Treasurer                                                                           Title:           Vice President

Guarantor:                                                                           Participant:
INTERNATIONAL SHIPHOLDING CORPORATION                                                                                                REGIONS EQUIPMENT FINANCE, LTD.
By: Regions Equipment Finance Corporation,
      its General Partner

By:           /s/ D. B. Drake                                                                By:           /s/ Scott McClain
Name:                      D. B. Brake                                                                Name:                      Scott McClain
Title:           Vice President and Treasurer                                                                           Title:           Senior Vice President

GULF SOUTH SHIPPING PTE. LTD.

By:           /s/ James Leonard
Name:                      James Leonard
Title:           Attorney-in-Fact